eUnitsTM 2 Year U.S. Market Participation Trust:

Upside to Cap / Buffered Downside

[    ] Common Shares of Beneficial Interest

Par Value $0.01 Per Share

UNDERWRITING AGREEMENT

[            ] [     ], 2011

UNDERWRITING AGREEMENT

                                 [            ], 2011

Eaton Vance Distributors, Inc.

Two International Place

Boston, Massachusetts 02110

Ladies and Gentlemen:

eUnitsTM 2 Year U.S. Market Participation Trust: Upside to Cap / Buffered Downside, a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust) (the “Fund”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of [            ] common shares of beneficial interest (the “Shares”), par value $0.01 per share (the “Common Shares”), of the Fund. The Shares are described in the Prospectus which is defined below. Eaton Vance Distributors, Inc. (“EVD” or the “Representative”) will act as representative for the Underwriters in connection with the issuance and sale of the Shares. EVD is an “affiliate” of the Fund and of the Investment Adviser (defined below), as such term is defined in the Investment Company Act (defined below) and the Investment Advisers Act (defined below).

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment Company Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-163101 and 811-22348), including a prospectus and a statement of additional information, relating to the Shares. In addition, the Fund has filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act.

Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each prospectus (including the statement of additional information incorporated therein by reference) included in such registration statement, or amendment thereof, before it became effective under the Securities Act and any prospectus (including the statement of additional information incorporated therein by reference) filed with the Commission by the Fund with the consent of the Representative on behalf of the Underwriters, pursuant to Rule 497(a) under the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Securities Act, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the final prospectus (including the statement of additional information incorporated therein by reference) as filed by the Fund with the Commission (i) pursuant to Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant to Rule 497(b) under the Securities Act on or before the fifth business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, the final prospectus (including the final statement of additional information) included in the Registration Statement at the Effective Time, in each case in the form furnished by the Fund to you for use by the Underwriters and by dealers in connection with the confirmation of sales in the offering of the Shares.

“Pricing Prospectus” means the Preliminary Prospectus that is included in the Registration Statement, or otherwise furnished by the Fund to you for use by the Underwriters and by dealers in connection with the offering of the Shares, immediately prior to the Applicable Time (as defined below) and any amendment or supplement to such Preliminary Prospectus from the Applicable Time through the Closing Time.

“Pricing Information” means the information relating to (i) the number of Shares issued and (ii) the offering price of the Shares included on the cover page of the the Prospectus and the information in Prospectus dependent upon such information.

“Disclosure Package” means the Pricing Prospectus taken together with the Pricing Information.

“Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a “written communication” (as defined in Rule 405 under the Securities Act) used in connection with a “road show” or a “bona fide electronic road show” (each as defined in Rule 433 under the Securities Act) related to the offering of Shares contemplated hereby (collectively, “Road Show Materials”).

“Applicable Time” means the time as of which this Underwriting Agreement was entered into, which shall be 5:00 pm (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to by the Fund and the Representative on behalf of the Underwriters).

The Fund has prepared and filed, in accordance with Section 12 of Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-[            ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

Eaton Vance Management, a Massachusetts business trust (“Eaton Vance” or the “Investment Adviser”) will act as the Fund’s investment adviser pursuant to an Investment Advisory and Administrative Agreement by and between the Fund and the Investment Adviser, dated as of [            ], 2011 (the “Investment Advisory Agreement”). Parametric Risk Advisors LLC, a Delaware limited liability company (“PRA” or “Sub-Adviser”) will act as the Fund’s investment sub-adviser pursuant to an Investment Sub-Advisory Agreement between the Investment Adviser and PRA dated as of [            ], 2011 (the “PRA Sub-Advisory Agreement”). Investment Adviser and PRA (together the “Investment Advisers”). State Street Bank & Trust Company will act as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to the Master Custody Agreement and the Letter Agreement, dated as of [            ], 2011, by which the Fund adopts and becomes party to the Master Custody Agreement with State Street Bank and Trust Company (the “Custodian”) and such Master Custody Agreement (together the “Custodian Agreement”). American Stock Transfer & Trust Company will act as the Fund’s transfer agent, registrar, and dividend disbursing agent (the “Transfer Agent”) pursuant to a Transfer Agency Services Agreement, dated as of [            ], 2011 (the “Transfer Agency Agreement”). [The Fund and the Investment Adviser have entered into a letter agreement regarding organizational and expense reimbursement, dated as of [            ], 2011 (the “Expense Reimbursement Agreement”).] The Fund and the Investment Adviser have entered into a letter agreement regarding the purchase of initial shares by the Investment Adviser, dated as of [            ], 2011 (the “Subscription Agreement”). [INSERT ADDITIONAL AGREEMENTS]

As used in this Underwriting Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term “or,” as used herein, is not exclusive.

The Fund, the Investment Adviser, the Sub-Adviser and the Underwriters agree as follows:

1.	Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $[ ] per Share. The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Shares as soon after the Effective Time as is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

2.	Payment and Delivery. Payment of the purchase price for the Shares shall be made by the Underwriters to the Fund by Federal Funds wire transfer, against delivery of the Shares to the Representative through the facilities of the Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., New York City time, or such other time as is mutually agreed upon by the parties, on the third business day following the date of this Underwriting Agreement (unless another date or time shall be agreed to by the Fund and the Representative on behalf of the Underwriters). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.” Certificates for the Shares, if any, shall be delivered to the Representative in definitive form in such names and in such denominations as the Representative shall specify on the second business day preceding the Closing Time. For the purpose of expediting the checking of the certificates, if any, for the Shares by the Representative, the Fund agrees to make such certificates, if any, available to the Representative for such purpose at least one full business day preceding the Closing Time.

3.

Representations and Warranties of the Fund, the Investment Adviser and the Sub-Adviser. Each of the Fund, the Investment Adviser and the Sub-Adviser jointly and severally[1] represents and warrants to each Underwriter as of the date of this Underwriting Agreement and as of the Closing Time as follows:

(a)	(i) (A) the Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; (B) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Sales Materials or of the Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Fund’s knowledge, are contemplated by the Commission[; and (C) the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;]

(ii) (A)the Registration Statement complied at the Effective Time, complies as of the date hereof and, as amended or supplemented, at the Closing Time and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act and the Investment Company Act; (B) each Preliminary Prospectus

[1]	To be discussed.

and the Prospectus complied, at the time it was filed with the Commission, and the Prospectus complies as of the date hereof and, as amended or supplemented, at the Closing Time and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will comply, in all material respects with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Investment Company Act; and (C) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in all material respects with the requirements of the Securities Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(iii)(A) (1) the Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of the Closing Time will not, in each case, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at no time during the period that begins as of the Applicable Time and ends at the Closing Time did or will the Disclosure Package include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Sales Materials include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the Closing Time and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Fund, the Investment Adviser or the Sub-Adviser makes any representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through the Representative to the Fund or to the Investment Adviser or Sub-Adviser on behalf of the Fund expressly for use in the Registration Statement, the Disclosure Package or the Prospectus as described in Section 9(f) hereof.

(b)	The Fund has been duly formed, is validly existing as a business trust under the laws of The Commonwealth of Massachusetts, with full power and authority to conduct all the activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so licensed or qualified or be in good standing would not have a material adverse effect on the Fund, and the Fund owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Pricing Prospectus and Prospectus, except such licenses, permits, consents, orders, approvals and other authorizations which the failure to obtain, either alone or in the aggregate, would not have a material adverse effect on the Fund. The Fund has no subsidiaries.

(c)	The capitalization of the Fund is as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The Shares conform in all material respects to the description of them in the Pricing Prospectus and the Prospectus. All the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable (except as described in the Registration Statement, the Pricing Prospectus and the Prospectus). The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable (except as described in the Registration Statement, the Pricing Prospectus and the Prospectus). No person is entitled to any preemptive or other similar rights with respect to the Shares.

(d)	The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company, and, subject to the filing of any final amendment to the Registration Statement (a “Final Amendment”), if not already filed, all action under the Securities Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Underwriting Agreement has or will have been taken by the Fund.

(e)	The Fund has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Expense Reimbursement Agreement and the Subscription Agreement (collectively, the “Fund Agreements”) and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund, (ii) each Fund Agreement does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act”), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (A) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (B) except as rights to indemnity thereunder may be limited by federal or state securities laws.

(f)	None of (i) the execution and delivery by the Fund of the Fund Agreements, (ii) the issue and sale by the Fund of the Shares as contemplated by this Underwriting Agreement and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts with or will conflict with, or results or will result in a breach of, (x) the Agreement and Declaration of Trust or the By-laws of the Fund, (y) any agreement or instrument to which the Fund is a party or by which the Fund is bound, or (z) any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund, other than state securities or “blue sky” laws applicable in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

(g)	The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected, except for such breaches or defaults, either alone or in the aggregate, that do not have a material adverse effect on the Fund.

(h)	No person has any right to the registration of any securities of the Fund because of the filing of the registration statement.

(i)

No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, except such as (i) have been obtained under the Securities Act, the Investment Company Act, or the Advisers Act, and (ii) may be required by the NYSE or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

(j)	[The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE, and the Exchange Act Registration Statement has become effective.]

(k)	Deloitte & Touche LLP, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Securities Act and the Investment Company Act.

(l)	The statement of assets and liabilities included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects, in accordance with generally accepted accounting principles in the United States applied on a consistent basis, the financial position of the Fund as of the date indicated.

(m)	The Fund will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

(n)	Since the date as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, business prospects, properties, net assets or results of operations of the Fund, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Fund other than those in the ordinary course of its business and (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of the Fund’s capital shares.

(o)

There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund, which (i) if determined adversely would result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund or might materially adversely affect the properties or assets of the Fund or (ii) is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus; and there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement that have not been described or filed as required.

(p)	Except for stabilization transactions conducted by the Underwriters, and except for tender offers and Share repurchases effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Pricing Prospectus or the Prospectus, the Fund has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(q)	The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

(r)	The Fund has not distributed and, prior to the later to occur of the (i) date of the last Closing Time and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the public offering or sale of the Shares other than the Registration Statement, the Disclosure Package, the Sales Materials and the Prospectus.

(s)	To the knowledge of the Fund after due inquiry, there are no Sales Materials other than the definitive client brochure which was filed with FINRA on [ ], 2011 and the broker selling memo which was filed with FINRA on [ ], 2011; and no Road Show Materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser or any representative thereof for use in connection with the public offering or sale of the Shares contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(t)	Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of any Underwriter listed in Schedule I hereto. For purposes of this Section 3(t), the Fund, Investment Adviser and Sub-Adviser shall be entitled to rely on the representations from such officers and trustees.

(u)	The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations under the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business

(v)	The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(w)

The Fund has established and maintains disclosure controls and procedures; such disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act) are designed to ensure that material information relating to the Fund is made known to the Fund’s Chief Executive Officer and its Chief Financial Officer by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund’s independent registered public accounting firm and the Audit Oversight Committee of the Board of Trustees of the Fund have been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Fund’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Fund’s internal controls over financial reporting; any material weaknesses in the Fund’s internal controls over financial reporting have been identified for the Fund’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(x)	The Fund and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(y)	The Fund or any other person associated with or acting on behalf of the Fund including, without limitation, any trustee, officer, agent or employee of the Fund, has not, directly or indirectly, while acting on behalf of the Fund (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); or (iv) made any other unlawful payment.

(z)	The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending, or to the best knowledge of the Fund, threatened.

(aa)	Neither the Fund nor any trustee, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb)	Any statistical, demographic or market-related data included in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Sales Materials or the Road Show Materials are based on or derived from sources that the Fund believes to be reliable and accurate in all material respects and all such data included in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Sales Materials or the Road Show Materials accurately reflects the materials upon which it is based or from which it was derived, at the time such materials were created.

In addition, any certificate signed by any officer of the Fund, the Investment Adviser or Sub-Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Fund, the Investment Adviser or Sub-Adviser, as the case may be, as to matters covered thereby, to each Underwriter.

4.	Representations and Warranties of the Investment Adviser and the Sub-Adviser. The Investment Adviser and the Sub-Adviser (each of which may be referred to herein as an “Adviser”) represents to each Underwriter as of the date of this Underwriting Agreement and as of the Closing Time as follows:

(a)	Such Adviser has been duly formed, is validly existing as a business trust under the laws of The Commonwealth of Massachusetts in the case of the Investment Adviser and as a limited liability company under the laws of the state of Delaware in the case of the Sub-Adviser, and each such Adviser with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and such Adviser is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse affect on such Adviser’s ability to provide services to the Fund; and such Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus.

(b)	Such Adviser is (i) duly registered as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as investment adviser for the Fund as contemplated by the Investment Advisory Agreement with respect to the Investment Adviser, the Sub-Advisory Agreement with respect to the Sub-Adviser, the Registration Statement, the Pricing Prospectus and the Prospectus.

(c)

The Investment Adviser has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the PRA Sub-Advisory Agreement, the Expense Reimbursement Agreement, the Subscription Agreement, to which the Investment Adviser is a party (collectively, the “Adviser Agreements”); the Sub-Adviser has full power and authority to enter into each of this Underwriting Agreement and the PRA Sub-Advisory Agreement, to which the Sub-Adviser is a party

(collectively, the “Sub-Adviser Agreements”), and such Adviser has full power and authority to carry out all the terms and provisions hereof and thereof to be carried out by it; and each Adviser Agreement and Sub-Adviser Agreement as the case may be has been duly and validly authorized, executed and delivered by the Investment Adviser or the Sub-Adviser; none of the Adviser Agreements or Sub-Adviser Agreements violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, each Adviser Agreement and Sub-Adviser Agreement constitutes a legal, valid and binding obligation of such Adviser, enforceable in accordance with its terms, (i) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) except as rights to indemnity thereunder may be limited by federal or state securities laws.

(d)	Neither (i) the execution and delivery by such Adviser of any Adviser Agreement or Sub-Adviser Agreement nor (ii) the consummation by such Adviser of the transactions contemplated by, or the performance of its obligations under any Adviser Agreement or Sub-Adviser Agreement conflicts or will conflict with, or results or will result in a breach of, (x) the Declaration of Trust, By-Laws or limited liability company operating agreement of such Adviser as applicable, (y) any agreement or instrument to which the such Adviser is a party or by which such Adviser is bound (which conflict of breach, either individually or in the aggregate, would have a material adverse effect upon such Adviser), or (z) any law, rule or regulation, or any order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to such Adviser.

(e)	No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required to be obtained by an Adviser on or prior to the Closing Time for the consummation of the transactions contemplated in, or the performance by an Adviser of its obligations under, any Adviser Agreement or Sub-Adviser Agreement, as the case may be, except such as (i) have been obtained under the Securities Act, the Investment Company Act, or the Advisers Act, and (ii) may be required by the NYSE or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

(f)

The description of such Adviser and its business and the statements attributable to such Adviser in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Investment Company Act and

do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Pricing Prospectus and the Prospectus in light of the circumstances in which they were made) not misleading.

(g)	Except as otherwise disclosed, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of such Adviser, threatened against or affecting such Adviser of a nature required to be disclosed in the Registration Statement, Pricing Prospectus or Prospectus or that if determined adversely would result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of such Adviser or the ability of such Adviser to fulfill its obligations under any Adviser Agreement or Sub-Adviser Agreement.

(h)	Except for stabilization activities conducted by the Underwriters and except for tender offers and Share repurchases effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Pricing Prospectus and the Prospectus, such Adviser has not taken and will not take, directly or indirectly, any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(i)	In the event that the Fund or an Adviser has made available any Road Show Materials or promotional materials (other than the Sales Materials) by means of an Internet web site or similar electronic means such as to constitute a bona fide electronic road show, such Adviser has installed and maintained pre-qualification and password-protection or similar procedures which are designed and reasonably expected to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

(j)	Such Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by such Adviser and its supervised persons.

(k)

Such Adviser or any other person associated with or acting on behalf of such Adviser including, without limitation, any trustee, officer, agent or employee of such Adviser, has not, directly or indirectly, while acting on behalf of such Adviser (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); or (iv) made any other unlawful payment.

(l)	The operations of such Adviser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Such Adviser with respect to the Money Laundering Laws is pending, or to the best knowledge of such Adviser, threatened.

(m)	Neither such Adviser nor any trustee, officer, agent, employee or affiliate of such Adviser is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and such Adviser will not directly or indirectly cause the Fund to use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

In addition, any certificate signed by any officer of an Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Adviser, as to matters covered thereby, to each Underwriter.

5.	Agreements of the Parties.

(a)

If the registration statement relating to the Shares has not yet become effective, the Fund will promptly file a Final Amendment, if not previously filed, with the Commission, and will use its best efforts to cause such registration statement to become effective. If it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A under the Securities Act, the Fund will file a 430A Prospectus pursuant to Rule 497(h) under the Securities Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the

Fund will file a Prospectus pursuant to Rule 497(b) or a certification pursuant to Rule 497(j) under the Securities Act as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Time or the commencement of the public offering of the Shares after the Effective Time.

(b)	The Fund will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as possible.

(c)	During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Representative, the Underwriters and any dealers, at such office or offices as the Representative may designate, as many copies of the Prospectus as the Representative may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act, the Fund promptly will prepare, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Representative will furnish to the Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading in any material respect and will comply with the Securities Act and the Investment Company Act. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

(d)	The Fund will make generally available to holders of the Fund’s securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Effective Time falls, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

(e)

If the transactions contemplated by this Underwriting Agreement are consummated, the Fund shall pay all costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement (to the extent such expenses do not, in the aggregate, exceed $0.0[2] per Share), including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto, (ii) the issuance of the

Shares and the preparation and delivery of certificates for the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or “blue sky” laws of the jurisdictions referred to in the foregoing paragraph, including the fees and disbursements of counsel for the Underwriters in that connection, and the preparation and printing of any preliminary and supplemental “blue sky” memoranda, (iv) the furnishing (including costs of design, production, shipping and mailing) to the Underwriters and dealers of copies of each Preliminary Prospectus relating to the Shares, the Sales Materials, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (v) the filing requirements of FINRA, in connection with its review of the financing and the Sales Materials, including filing fees paid by counsel for the Underwriters in that connection, (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares to the Underwriters, (vii) the listing of the Shares on the NYSE and (viii) the transfer agent for the Shares. To the extent the foregoing costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement exceed, in the aggregate, $0.0[2] per Share, the Investment Adviser or an affiliate will pay all such excess costs and expenses.

(f)	If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by (x) the Fund or the Investment Adviser pursuant to any of the provisions hereof or (y) by the Representative or the Underwriters because of any inability, failure or refusal on the part of the Fund or the Investment Adviser to comply with any material terms or because any of the conditions in Section 6 are not satisfied, the Investment Adviser or the Investment’s Adviser’s affiliates and the Fund, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Investment Adviser and the other Underwriters for damages occasioned by its default.

(g)	The Fund will use its best efforts to list the Shares for trading on the NYSE prior to [on or before the [seventh] day after the date the Shares are issuedof this Underwriting Agreement] and comply with the rules and regulations of such exchange.

(h)	The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

6.	Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, and as the Closing Time, of the representations of the Fund, the Investment Adviser and Sub-Adviser in this Underwriting Agreement, to the accuracy and completeness of all material statements made by the Fund, the Investment Adviser and the Sub-Adviser or any of their respective officers in any certificate delivered to the Representative or its counsel pursuant to this Underwriting Agreement, to performance by the Fund, the Investment Adviser and Sub-Adviser of their respective obligations under this Underwriting Agreement and to each of the following additional conditions:

(a)	The Registration Statement must have become effective by 5:30 P.M., New York City time, on the date of this Underwriting Agreement or such later date and time as the Representative consents to in writing. The Prospectus must have been filed in accordance with Rule 497(b) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

(b)	No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Representative.

(c)

Since the dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, as of the date of this Underwriting Agreement, (i) there must not have been any material change in the Common Shares or liabilities of the Fund except as set forth in or contemplated by the Pricing Prospectus or the Prospectus; (ii) there must not have been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund, the Investment Adviser or the Sub-Adviser whether or not arising from transactions in the ordinary course of business as set forth in or contemplated by the Pricing Prospectus or the Prospectus; (iii) the Fund must not have sustained any material loss or interference with its business from any court or from any legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Pricing Prospectus and the Prospectus; and (iv) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement, the

Pricing Prospectus or the Prospectus or that is not reflected in the Registration Statement, the Pricing Prospectus or the Prospectus but should be reflected therein in order to make the statements or information therein (in the case of the Pricing Prospectus and the Prospectus, in light of the circumstances in which they were made) not misleading in any respect; if, in the judgment of the Representative, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (c) is material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Pricing Prospectus.

(d)

The Representative must have received as of each Closing Time a certificate, dated such date, of the President or a Vice-President and the chief financial or accounting officer of each of the Fund, the Investment Adviser and Sub-Adviser certifying that (i) the signers have examined the Registration Statement, the Pricing Prospectus, the Prospectus, and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers), the representations of the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) and the representations of the Sub-Adviser (with respect to the certificates from such officers of the Sub-Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii) there has not been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund (with respect to the certificates from such Fund officers), the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) or the Sub-Adviser (with respect to the certificates from such officers of the Sub-Adviser), which change would materially and adversely affect the ability of the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, to fulfill its obligations under this Underwriting Agreement , the Investment Advisory Agreement (with respect to the certificates from such officers of the Investment Adviser) or the Sub-Advisory Agreement (with respect to the certificates from such officers of the Sub-Adviser), whether or not arising from transactions in the ordinary course of business, (iv) with respect to the Fund only, to the knowledge of such officers after reasonable investigation, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the Shares or otherwise having a material adverse effect on the Fund has been issued and no proceedings for any such purpose are pending before or, to the knowledge of such officers after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) no order having a material adverse effect on the ability of the Investment Adviser to fulfill its obligations under any Adviser Agreement has been issued and no proceedings for any such purpose are pending before or, to the knowledge of such officers after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic,

(vi) no order having a material adverse effect on the ability of the Sub-Adviser to fulfill its obligations under the Sub-Adviser Agreement has been issued and no proceedings for any such purpose are pending before or, to the knowledge of such officers after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic and (vii) each of the Fund (with respect to the certificates from such Fund officers), the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) and the Sub-Adviser (with respect to the certificates from such officers of the Sub-Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by the Closing Time (to the extent not waived in writing by the Representative).

(e)	The Representative must have received as of the Closing Time the opinions dated as of the date thereof substantially in the form of Schedules [B, C and D] to this Underwriting Agreement from the counsel identified in each such Schedules.

(f)	The Representative must have received on the date this Underwriting Agreement is signed and delivered by you a signed letter, dated such date, substantially in the form of Schedule [D] to this Underwriting Agreement from the independent registered public accounting firm designated in such Schedule. The Representative also must have received as of each Closing Time a signed letter from such accountants, dated as of the date thereof, confirming on the basis of a review in accordance with the procedures set forth in their earlier letter that nothing has come to their attention during the period from a date not more than five business days before the date of this Underwriting Agreement, specified in the letter, to a date not more than five business days before the date of such Closing Time, that would require any change in their letter referred to in the foregoing sentence.

(g)	[The Fund has entered into the structured note transactions, substantially as described in the Registration Statement, the Pricing Prospectus and the Prospectus, or no legal, regulatory or other impediment exists or has been threatened that could cause the Fund to be unable to enter into such structured note transactions.]

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7.	Termination. This Underwriting Agreement may be terminated by the Representative by notifying the Fund at any time:

(a)	before the later of the Effective Time and the time when any of the Shares are first generally offered pursuant to this Underwriting Agreement by the Representative to dealers by letter or telegram;

(b)	as of or before any Closing Time, if payment for and delivery of any Shares is rendered impracticable or inadvisable because (i) the offering of the Shares is suspended by the Commission, (ii) the listing of the Shares on the NYSE or other stock exchange or securities market for trading to commence on or before [the [seventh] day after the date of this Underwriting Agreement] has been suspended, (iii) trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (iv) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (v) a general banking moratorium has been established by U.S. federal or New York authorities or (vi) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity, terrorist activity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Managing Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(c)	[EV to provide any specific market events that could adversely affect the Fund’s structured note trades]; or

(d)	as of or before any Closing Time, if any of the conditions specified in Section 6 have not been fulfilled when and as required by this Underwriting Agreement.

8.	Substitution of Underwriters. If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase as of any Closing Time the Shares agreed to be purchased as of such Closing Time by such Underwriter or Underwriters, the Representative may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representative deems advisable, or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representative, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after the date of such Closing Time, and

(a)	the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time does not exceed 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, each of the nondefaulting Underwriters will be obligated to purchase such Shares on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

(b)	the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time exceeds 10% of the Shares to be purchased by all the Underwriters as of such Closing Time, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Representative to purchase such Shares on the terms set forth in this Underwriting Agreement.

Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Representative or the Fund will have the right to postpone the date of the applicable Closing Time for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus) may be effected by the Representative and the Fund. If the number of Shares to be purchased as of such Closing Time by such defaulting Underwriter or Underwriters exceeds 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund or the Investment Adviser except as provided in Sections 5(g) and 9 hereof. Any action taken under this Section 8 will not affect the liability of any defaulting Underwriter to the Fund or the Investment Adviser or to any nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

9.	Indemnity and Contribution.

(a)

Each of the Fund, the Investment Adviser and the Sub-Adviser, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Road Show Material, the Disclosure Package, any Sales Material or the Prospectus (as it may be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clause (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representative to the Fund expressly for use with reference to any Underwriter in such Registration Statement or in the Disclosure Package or the Prospectus (as amended or supplemented) as set forth in Section 9(f) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or the Disclosure Package or the Prospectus or necessary to make such information (with respect to the Disclosure Package or the Prospectus, in light of the circumstances under which they were made) not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund, the Investment Adviser or the Sub-Adviser pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund, the Investment Adviser or the Sub-Adviser in writing of the institution of such Proceeding and the Fund, the Investment Adviser or the Sub-Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund, the Investment Adviser or Sub-Adviser shall not relieve the Fund or the Investment Adviser from any liability which the Fund, the Investment Adviser or Sub-Adviser may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund, the Investment Adviser or Sub-Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from, additional to or in conflict with those available to the Fund, the Investment Adviser or the Sub-Adviser (in which case the Fund, the Investment Adviser and Sub-Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Fund, the Investment Adviser or Sub-Adviser and paid as incurred (it being understood, however, that the Fund, the Investment Adviser or Sub-Adviser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund, the Investment Adviser or Sub-Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund, the Investment Adviser or Sub-Adviser, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)

Each Underwriter severally, and not jointly, agrees to indemnify, defend and hold harmless the Fund, the Investment Adviser or Sub-Adviser, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund, the Investment Adviser or Sub-Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), which, jointly or severally, the Fund, the Investment

Adviser or Sub-Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Fund, the Investment Adviser or Sub-Adviser expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in the Disclosure Package or the Prospectus as set forth in Section 9(f) hereof, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or the Disclosure Package or the Prospectus or necessary to make such information (with respect to the Disclosure Package or the Prospectus, in light of the circumstances under which they were made) not misleading.

If any Proceeding is brought against the Fund, the Investment Adviser or Sub-Adviser or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Investment Adviser, Sub-Adviser or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, the Investment Adviser or Sub-Adviser or any such person or otherwise. The Fund, the Investment Adviser, Sub-Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Adviser, Sub-Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Fund, the Investment Adviser, Sub-Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)

If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Investment Adviser or Sub-Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Investment Adviser or Sub-Adviser on the one hand and of the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Investment Adviser or Sub-Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund, the Investment Adviser, Sub-Adviser, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the fees and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)

The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Fund contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Investment Adviser, its shareholders, partners, advisers, members, trustees, directors or officers or any person who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Underwriting Agreement or the issuance and delivery of the Shares. The Fund, the Investment Adviser, Sub-Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund, the Investment Adviser or Sub-Adviser, against any of the Fund’s, the Investment Adviser’s or Sub-Adviser’s shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(f)	The Fund, the Investment Adviser and Sub-Adviser each acknowledge that the statements in the Prospectus with respect to (i) the public offering price of the Shares as set forth on the cover page of the Prospectus and (ii) stabilization and selling concessions and reallowances of selling concessions under the caption “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter through the Representative to the Fund expressly for use with reference to such Underwriter in the Registration Statement or in the Prospectus (as amended or supplemented). The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of the Underwriters severally for use in the Prospectus.

(g)	Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder. The parties hereto acknowledge that the foregoing provision shall be applicable solely as to matters arising under Section 17(i) of the Investment Company Act, and shall not be construed to impose any duties or obligations upon any such parties under this Underwriting Agreement other than as specifically set forth herein (it being understood that the Underwriters have no duty hereunder to the Fund to perform any due diligence investigation).

10.

No Fiduciary Relationship. The Fund, the Investment Adviser and the Sub-Adviser hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Fund’s securities contemplated hereby. The Fund, the Investment Adviser and the Sub-Adviser further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Fund, the Investment Adviser, the Sub-Adviser, their respective management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Fund’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaims any fiduciary or similar obligations to the Fund, the Investment Adviser or the Sub-Adviser, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Fund, the Investment Adviser and the Sub-Adviser hereby confirms its understanding and agreement to that effect. The Fund, the Investment Adviser, the Sub-Adviser and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Fund, the Investment Adviser or the Sub-Adviser regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Fund’s securities, do not constitute advice or recommendations to the Fund, the Investment Adviser or the Sub-Adviser. The Fund, the Investment Adviser, the Sub-Adviser and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Fund, the Investment Adviser or the Sub-Adviser and the Underwriters have not assumed, and will not assume, any advisory responsibility in favor of the Fund, the Investment Adviser or the Sub-Adviser with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Fund, the Investment Adviser or the Sub-Adviser on other matters). The Fund, the Investment Adviser or the Sub-Adviser hereby waive and release, to the fullest extent permitted by law, any claims that the Fund, the Investment Adviser or the Sub-Adviser may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Fund, the Investment Adviser or the Sub-Adviser in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

11.	Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to EVD, Two International Place, Boston, MA 02110, and, if to the Fund, the Investment Adviser or Sub-Adviser, shall be sufficient in all respects if delivered or sent to the Fund, the Investment Adviser or Sub-Adviser, as the case may be, at the offices of the Investment Adviser at Eaton Vance Management, Two International Place, Boston, MA 02110.

12.	Governing Law; Construction. This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of Massachusetts. The Section headings in this Underwriting Agreement have been inserted as a matter of convenience of reference and are not a part of this Underwriting Agreement.

13.

Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of Massachusetts located in the City of Boston and County of Suffolk or in the United States District Court for the District of Massachusetts, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and

EVD each consent to the jurisdiction of such courts and personal service with respect thereto. Each of EVD, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Investment Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement. Each of the Fund, the Investment Adviser and Sub-Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund, the Investment Adviser and Sub-Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund, the Investment Adviser and Sub-Adviser, as the case may be, is or may be subject, by suit upon such judgment.

14.	Parties at Interest. The Underwriting Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund, the Investment Adviser and Sub-Adviser and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

15.	Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.	Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriters, the Fund and the Investment Adviser any successor or assign of any substantial portion of the Fund’s, the Investment Adviser’s, the Sub-Adviser’s or any of the Underwriters’ respective businesses and/or assets.

17.	Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Agreement and Declaration of Trust of each of the Fund and Eaton Vance is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund and Eaton Vance, respectively, by an officer or Trustee of the Fund or Eaton Vance, as the case may be, in his or her capacity as an officer or Trustee of the Fund or Eaton Vance, as the case may be, and not individually and that the obligations under or arising out of this Underwriting Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund or Eaton Vance, as the case may be.

If the foregoing correctly sets forth the understanding among Fund, the Investment Adviser, Sub-Adviser and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Adviser, Sub-Adviser and the Underwriters, severally.

Very truly yours,

eUnitsTM 2 Year U.S. Market Participation Trust: Upside to Cap / Buffered Downside

By:
Title:

Eaton Vance Management

By:
Title:

Parametric Risk Advisors LLC

By:
Title:

Accepted and agreed to as of the

date first above written, on behalf of

themselves and the other several

Underwriters named in Schedule A

Eaton Vance Distributors, Inc.

By: [ ]
Title: [ ]

SCHEDULE A

Underwriters	Number of Shares
Eaton Vance Distributors, Inc.

Total	[	]

A-1

SCHEDULE B

FORM OF OPINION OF

K&L GATES LLP REGARDING THE FUND

B-1

SCHEDULE C

FORM OF OPINION OF INTERNAL COUNSEL

REGARDING EATON VANCE MANAGEMENT

C-1

SCHEDULE D

FORM OF OPINION OF COUNSEL FOR

THE SUB-ADVISER

D-1

SCHEDULE E

FORM OF LETTER OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

E-1